UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2019

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

The description of the Breeze Indemnification Agreement (as defined below) under Item 5.02 is incorporated in this Item 1.01 by reference. The form of indemnification agreement in effect between Royal Gold, Inc. (the “Company”) and its executive officers was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 4, 2014, and is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced the appointment of Daniel Breeze as Vice President Corporate Development of the Company’s international business based in Zug, Switzerland, overseeing the Company’s global business development function.  On January 3, 2019, the Board of Directors of RGLD Gold AG, an indirect wholly-owned subsidiary of the Company, formally appointed Mr. Breeze as Vice President Corporate Development of RGLD Gold AG.

Mr. Breeze, 46, served as the Managing Director and Head of Region for BMO Capital Markets (“BMO”) in Zürich, Switzerland, from 2010 to 2018.  BMO is a subsidiary of the Bank of Montreal, a diversified financial services provider.  BMO and the Bank of Montreal are unrelated to the Company.  At BMO, Mr. Breeze was responsible for managing all aspects of BMO’s regional business, including business development and client relationship management.  Mr. Breeze specializes in the mining and energy sectors and has developed deep corporate relationships at senior levels in these sectors.  Prior to his banking career, Mr. Breeze was engaged as a project manager and geotechnical/mining engineer with a major international mining engineering and consulting firm.

On January 3, 2019, the Board of Directors of RGLD Gold AG also approved an employment contract (the “Breeze Employment Contract”) between RGLD Gold AG and Mr. Breeze, effective January 1, 2019. The material terms of the Breeze Employment Contract include:

Base Salary. An annual base salary of 350,000 Swiss Francs.

Bonus Opportunities. Eligibility to receive discretionary incentive cash compensation in an amount to be determined by RGLD Gold AG.

Long-Term Incentive Award Opportunities. Eligibility to participate in the Company’s 2015 Omnibus Long-Term Incentive Plan in accordance with the Company’s compensation policies and practices.

The Breeze Employment Contract contains a change-in-control provision, and Mr. Breeze is eligible to participate in benefit and retirement plans meeting the requirements of Swiss law.

There is no other arrangement or understanding between Mr. Breeze and any other persons pursuant to which he was elected as Vice President Corporate Development of RGLD Gold AG.  Mr. Breeze does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and Mr. Breeze has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Breeze Employment Contract is qualified in its entirety by reference to the Breeze Employment Contract filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Also effective January 1, 2019, the Company entered into an indemnification agreement with Mr. Breeze (the “Breeze Indemnification Agreement”), substantially in the form of the Company’s form of indemnification agreement. The Breeze Indemnification Agreement provides that the Company will hold harmless and indemnify Mr. Breeze to the fullest extent authorized or permitted by law, even if such indemnification is not specifically authorized by the other provisions thereof, the certificate of incorporation, the Company’s bylaws or by statute.  The form of indemnification agreement in effect between the Company and its executive officers was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 4, 2014, and is incorporated herein by reference.

In connection with the formal appointment of Mr. Breeze, on January 2, 2019, the Compensation, Nominating and Governance Committee of the Company’s Board of Directors awarded Mr. Breeze 3,500 Stock-Settled Stock Appreciation Rights, 1,200 Restricted Stock Units and 1,200 Performance Shares (at target), each made pursuant to and in accordance with the Company’s 2015 Omnibus Long-Term Incentive Plan, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Contract by and between RGLD Gold AG and Daniel Breeze, effective January 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: January 7, 2019	By:	/s/ Bruce C. Kirchhoff
Bruce C. Kirchhoff
Vice President, General Counsel and Secretary